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                          AGREEMENT AND GENERAL RELEASE

      THIS AGREEMENT AND GENERAL RELEASE is made and entered into by and between Alan W. Morton of Milford, Connecticut (also referred to as "Employee") and Gunther International Ltd. of Norwalk, Connecticut (also referred to as the "Company").

                              W I T N E S S E T H :

      WHEREAS, Employee has been employed by the Company; and

      WHEREAS, Employee and the Company wish to resolve all matters relating to their employment relationship; and

      WHEREAS, Employee and the Company wish to resolve all claims or potential claims between them.

      NOW, THEREFORE, in consideration of the covenants and mutual promises herein contained, it is agreed as follows:

      1. Employee has decided to resign from his employment with the Company as of August 31, 1998.

      2. The Company agrees to continue Employee's current salary until November 30, 1998.

      3. The Company agrees to pay for Employee's COBRA insurance continuation costs until November 30, 1998.

      4. Employee and the Company agree that the existence of and the terms of the Settlement Agreement and General Release will not be disclosed except as requested by law.


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      5. The Company has advised Employee to discuss all aspects of this
Agreement and General Release with his attorney.

      6. Employee represents that he has carefully read and fully understands all of the provisions of this Agreement and General Release and that he has voluntarily entered into this Agreement and General Release.

      7. The Company and Employee agree that by entering into this Agreement and General Release that neither admits any wrongful act.

      8. As a material inducement to the Company to enter into this Agreement and General Release, Employee irrevocably and unconditionally releases and acquits and forever discharges the Company's officers, directors, employees and agents from any and all charges, complaints, contracts and causes of action of any nature whatsoever, known or unknown, including but not limited to any rights under federal, state or local laws including the Age Discrimination in Employment Act, The Connecticut Fair Employment Practices Act, Title VII of the Civil Rights Act any express or implied contract claims, claims of wrongful discharge or any other claim which could arise from Employee's employment and its termination.

      9. Employee understands that he has up to twenty-one (21) days to consider this Agreement and understands that he has a


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seven (7) day period after execution to revoke this Agreement and waiver of claims.

      10. This Agreement and General Release sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof.

      PLEASE READ CAREFULLY. THIS AGREEMENT AND GENERAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

      Executed at Milford, Connecticut, this 20th day of September, 1998.

                                    By: /s/ Alan W. Morton
                                        --------------------------------------
                                        Alan W. Morton

      Executed at Norwich, Connecticut, this 8th day of October        , 1998.

                                       GUNTHER INTERNATIONAL LTD.

                                       By: /s/ James H. Whitney
                                           -----------------------------------
                                               James H. Whitney
                                           Its President

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